Exhibit 10.61

AMENDMENT To

EQUITY PURCHASE AGREEMENT

THIS AMENDMENT TO EQUITY PURCHASE AGREEMENT (this “Amendment”) is made effective as of February 28, 2019, by and between EVO Transportation & Energy Services, Inc., a Delaware corporation (“Company”) and Billy (Trey) Peck Jr. (“Peck”). Capitalized terms used herein and not otherwise defined have the meanings given to such terms in in the Original Agreement (as defined below).

RECITALS

A. The Equity Holder and the Company entered into that certain Equity Purchase Agreement dated June 1, 2018 (the “Original Agreement”).

B. The Parties desire to amend the Original Agreement as set forth herein.

AGREEMENTS

In consideration of the promises herein, the recitals set forth above, which are incorporated into this Amendment by this reference, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree as follows:

1. Amendment of Section 1.2. Subsection (a) of Section 1.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

(a) The aggregate consideration (the “Purchase Price”) to be paid or issued by Buyer to or for the benefit of the Equity Holder for the Equity Interests is:

(i) Two Million Nine Hundred Fifty Thousand Dollars ($2,950,000) (the “Cash Purchase Price”), subject to the Working Capital Adjustment, payable as follows:

(A) Four Hundred Fifty Thousand Dollars ($450,000) to be paid the earlier of, or on April 1, 2019, and at the direction of the Equity Holder to the appropriate Person in respect of the Line of Credit (Loan #155129) and Secured Note (Loan #153329) and the Bank of Missouri pursuant to payoff letter(s) delivered by such Person to Buyer and the Company in form and substance reasonably satisfactory to Buyer. If the payoff amount of both above referenced loans is less than $450,000, the difference ($450,000 minus total payoff) will be credited to the seller (Peck) by the Bank of Missouri immediately upon receipt of the funds.

However, if Buyer fails to make the Four Hundred Fifty Thousand Dollar ($450,000) payment, as set forth above, on or before April 1, 2019 then at the option of Equity Holder by written notice to Buyer, Buyer shall immediately surrender all right, title and interest in all of the outstanding shares of stock in the Company to Equity Holder and all shares shall be re-issued to Equity Holder.

(B) The remaining Two Million Five Hundred Thousand Dollars ($2,500,000) payable in equal monthly installments of Fourteen Thousand Dollars ($14,152.38) each commencing on the Closing Date, provided that the remaining balance of the Cash Purchase Price will be paid, the earlier of, within Ten (10) Business Days following completion of the Public Offering or Private Offerings, or April 30, 2019. The above agreement to be evidenced by a promissory note in the form of Exhibit B attached hereto and incorporated herein by reference (the “Seller Note”).

If Buyer fails to pay balance of the Cash Purchase Price, as set forth above, on or before April 30, 2019 then at the option of Equity Holder by written notice to Buyer, Buyer shall immediately surrender all right, title and interest in all of the outstanding shares of stock in the Company to Equity Holder and all shares shall be re-issued to Equity Holder.

Seller Note shall be secured by a Security Agreement by Buyer to Equity Holder secured by the Equity Interests (and all associated UCC financing statements and filings) and a Pledge Agreement by Buyer to Equity Holder as to all Company stock. Such Security Agreement and Pledge Agreement shall be in substantially the form attached hereto as Exhibit C and incorporated herein by reference;

(ii) Five Hundred Thousand (500,000) shares of common stock, par value $0.0001 per share (the “Common Stock”) of Buyer issued to Equity Holder pursuant to this Agreement and the Subscription Agreement, attached hereto as Exhibit D and incorporated herein by reference, (the “Buyer Shares”);

(iii) Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333) warrants to purchase Common Stock at a Strike Price of Three and 00/100 Dollars ($3.00) per share, to be issued upon the one-year anniversary of the Closing Date pursuant to a Warrant Agreement in the form attached as Exhibit E and incorporated herein by reference;

(iv) Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333) warrants to purchase Common Stock at a Strike Price of Five and 00/100 Dollars ($5.00) per share, to be issued upon the two-year anniversary of the Closing Date pursuant to a Warrant Agreement in the form attached as Exhibit E;

(v) Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333) warrants to purchase Common Stock at a Strike Price of Seven and 00/100 Dollars ($7.00) per share, to be issued upon the three-year anniversary of the Closing Date pursuant to a Warrant Agreement in the form attached as Exhibit E; and

(vi) Continued employment of Equity Holder by the Buyer at the Company according to a term Employment Agreement1 between Equity Holder and Company attached hereto as Exhibit F and incorporated herein by reference (the “Employment Agreement”).

2. No Other Amendments. Except as amended hereby, the Original Agreement shall in all other respects remain in full force and effect.

[1]	Trey will have the right to foreclose on the Seller Note if Buyer terminates his employment other than for Cause, and he would also be entitled to severance.

3. Third Party Benefit. Nothing in this Amendment, expressed or implied, is intended to confer on any person other than the parties to this Amendment or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment.

4. Governing Law and Forum. This Amendment and the legal relations among the Parties hereto will be governed by and construed in accordance with the internal substantive Laws of the State of Missouri (without regard to the Laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies. Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Missouri, County of Greene and of the United States located in Missouri, for the purposes of any such action or other proceeding arising out of this Amendment or any transaction contemplated hereby.

5. Counterparts. This Amendment may be executed simultaneously with original, facsimile, or.pdf signatures in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

***Signature Page Follows***

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to Equity Purchase Agreement to be duly executed as of the day and year first above written.

PECK:	COMPANY:

EVO TRANSPORTATION & ENERGY SERVICES, INC.

/s/ Billy Peck Jr.	By:	/s/ John P. Yeros
Billy (Trey) Peck Jr.	Name:	John P. Yeros
	Its:	Chief Executive Officer

Signature Page to Amendment to Equity Purchase Agreement